As filed with the Securities and Exchange Commission on August 5, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StemCells, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3078125
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7707 Gateway Blvd

Newark, CA 94560

(510) 456-4000

(Address of Principal Executive Offices)

2012 Commencement Incentive Plan

(Full Title of the Plan)

Kenneth B. Stratton, Esq.

General Counsel

StemCells, Inc.

7707 Gateway Blvd

Newark, CA 94560

(510) 456-4000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marko Zatylny, Esq.

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,500,000	$1.71	$4,275,000	$583.11

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on August 2, 2013, as reported on the NASDAQ Capital Market.

EXPLANATORY NOTE:

This Registration Statement on Form S-8 is being filed by the registrant to register an additional two million five-hundred thousand (2,500,000) shares of common stock, $0.01 par value per share, issuable from time to time as inducement awards pursuant to the 2012 Commencement Incentive Plan adopted by the Board of Directors of the registrant on January 27, 2012, and amended on May 24, 2013.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission, File No. 333-183712, which relates to the Registrant’s 2012 Commencement Incentive Plan, is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Exhibit Title

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newark, state of California, on August 5, 2013.

STEMCELLS, INC.

By:	/s/ Martin M. McGlynn
Name: Martin M. McGlynn
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin M. McGlynn and Rodney K.B. Young, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by StemCells, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Martin M. McGlynn Martin M. McGlynn	President, Chief Executive Officer and Director	August 5, 2013

/s/ Rodney K.B. Young Rodney K.B. Young	Chief Financial Officer (Principal Financial Officer)	August 5, 2013

/s/ George Koshy George Koshy	Chief Accounting Officer (Principal Accounting Officer)	August 5, 2013

/s/ John J. Schwartz, Ph.D. John J. Schwartz, Ph.D.	Chairman	August 5, 2013

/s/ Eric H. Bjerkholt Eric H. Bjerkholt	Director	August 5, 2013

/s/ Ricardo B. Levy, Ph.D. Ricardo B. Levy, Ph.D.	Director	August 5, 2013

/s/ Roger M. Perlmutter M.D., Ph.D. Roger M. Perlmutter M.D., Ph.D.	Director	August 5, 2013

/s/ R. Scott Greer R. Scott Greer	Director	August 5, 2013

Irving L. Weissman, M.D.	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).